UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 3, 2011

CHINACAST EDUCATION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33771	20-178991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street Central, Hong Kong
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (852) 3960 6506

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2011, the board of directors (the “Board”) of ChinaCast Education Corporation (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, increased the size of the Board from five to seven members.  In connection therewith, the Board appointed Mr. Stephen Marksheid and Hope Ni, recommended by the Nominating Committee, to fill the vacancies created by the increase in the size of the Board.  The Board determined that each of Mr. Markscheid and Ms. Ni is an “independent director” as that term is defined in accordance with Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market, LLC and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that Mr. Marksheid possesses accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules and that he is an “audit committee financial expert” as defined by the rules and regulations of the Exchange Act.

The  Board also appointed Mr. Stephen Marksheid to serve on the Audit Committee of the Board to fill the vacancy created  by the removal of Mr. Ned Sherwood from the Audit Committee on September 25, 2011. With the appointment of Mr. Stephen Marksheid to the Board, the Audit Committee once again consists of three independent directors, as required by Nasdaq Listing Rule 5605(c)(2)(A).  The Company intends to immediately notify The Nasdaq Stock Market that it is now in compliance with by Nasdaq Listing Rule 5605(c)(2)(A).  In addition, the Board appointed Mr. Stephen Marksheid and Ms. Hope Ni  to serve on the Nominating and Corporate Governance Committee and on the Compensation Committee of the Board.

Mr. Stephen Markscheid is currently the Chief Executive Officer of Synergenz BioScience Ltd., and has broad business experience as a banker, consultant, manager and corporate finance professional with more than 20 years’ experience in new business development in the US, Asia and Europe.  He also serves as board director of CNinsure, Inc., Jinko Solar Inc., China Energy Corporation, China Integrated Energy, Inc. and China Ming Yang Wind Group Co. Ltd.  Mr. Markscheid previously worked at GE Capital, where he led their business development activities in China and Asia.  Prior to joining GE, he worked with the Boston Consulting Group as a case leader and was a banker in London, Chicago, New York, Hong Kong and Beijing with Chase Manhattan Bank and First National Bank of Chicago.  His career began with the US-China Business Council, working in Washington D.C. and Beijing.  Mr. Markscheid earned a MBA with distinction from Columbia University (class valedictorian), a Masters in International Affairs and Economics from Johns Hopkins and a BA in East Asian Studies from Princeton University.  He has lived and worked in Asia for over sixteen years including China, Singapore, Hong Kong, Taiwan and Thailand. Besides his native English, he is fluent in Chinese and conversant in Japanese and French.

Ms. Hope Ni, 39, is currently the Chairman and Chief Executive Officer of Inspire Capital, which focuses on investments and business advisory.  She previously served as the chief financial officer and director for Cogo Group Inc., a NASDAQ Select Global Market-listed company (NASDAQ: COGO) which she joined in August 2004, and served as Vice Chairman of Cogo Group in 2008.  Ms. Ni also spent six years as an attorney specializing in corporate finance at Skadden, Arps, Slate, Meagher & Flom LLP in New York and Hong Kong.  Prior to that, she worked at Merrill Lynch’s investment banking division in New York.  Ms. Ni is currently an independent director at JA Solar Holdings Co., Ltd., Digital China Holdings Ltd., Kong Zhong and ATA Inc.  She received her J.D. degree from the University of Pennsylvania Law School and her bachelor’s degree in Applied Economics and Business Management from Cornell University.

Neither Mr. Marksheid nor Ms. Ni has any family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which either Mr. Marksheid or Ms. Ni had, or will have, a direct or indirect material interest.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 3, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2011	CHINACAST EDUCATION
CORPORATION

	By:	/s/ Antonio Sena
Name: Antonio Sena
Title: Chief Financial Officer

5

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 3, 2011